EXHIBIT 99.1

[LETTERHEAD OF PALMSOURCE]

PRESS RELEASE

Contact information
Investors: Kip E. Meintzer PalmSource, Inc. 408-400-1909 Kip.Meintzer@palmsource.com	Media: Laurie Spindler PalmSource, Inc. 408-400-1924 Laurie.Spindler@palmsource.com

PalmSource Announces New Relationship with Silicon

Valley Bank and $15 Million Line of Credit

Sunnyvale, California, Oct. 20, 2003 — PalmSource, Inc., provider of the popular operating system for handheld and smartphone devices, and Palm OS® subsidiary of Palm, Inc. (Nasdaq: PALM), announces it has selected Silicon Valley Bank (SVB), the primary banking subsidiary of Silicon Valley Bancshares (Nasdaq: SIVB), for its principal banking relationship and has established a $15 million line of credit with SVB for working capital purposes.

“SVB is an acknowledged leading provider of banking services in the technology industry, and we are delighted to have established a financial relationship with a highly regarded institution that understands our business and our banking needs”, said Al Wood, PalmSource chief financial officer. “We believe the support of SVB is an important factor in strengthening PalmSource’s financial foundation for the future.”

“We recognize the significant opportunities that lie ahead for PalmSource and we’re excited to welcome the company into our expansive portfolio of technology leaders and innovators,” said Maria Fischer Leaf, senior vice president, Silicon Valley Bank. “For technology companies of any size, Silicon Valley Bank has become an indispensable partner, offering sophisticated products and a commitment to customized, caring service. We’ve found the PalmSource approach to building relationships mirrors our philosophy of working closely with our clients and we’re looking forward to serving their long-term financial needs.”

PAGE 2	PRESS RELEASE

About PalmSource

PalmSource is the company behind Palm OS, the popular operating system for handhelds and smartphone devices. Licensed by industry leaders – including Aceeca, AlphaSmart, Fossil, Garmin, GSL, Handspring, HuneTec, Kyocera, Lenovo, Palm Solutions Group, Samsung, Sony, Symbol and Tapwave as well as Palm OS Ready Partners including ATI, Intel, MediaQ, Motorola, M-Systems, Samsung, Texas Instruments — Palm OS has been shipped on more than 30 million handhelds and smartphones, and given rise to a large community of users, enterprises, developers and manufacturers, who together make up the Palm Economy. PalmSource is a subsidiary of Palm Inc. (Nasdaq: PALM). More information about PalmSource is available at http://www.palmsource.com.

About Silicon Valley Bank

Silicon Valley Bank provides diversified financial services to emerging growth and mature companies in the technology and life sciences markets, as well as the premium wine industry. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients’ success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves more than 9,500 clients across the country through 27 regional offices. More information on the company can be found at www.svb.com.

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Palm OS is a registered trademark and Palm Powered is a trademark of PalmSource Inc. a subsidiary of Palm Inc. Other brands may be trademarks of their respective owners.

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause PalmSource’s (the Company’s) results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements related to SVB’s understanding of the Company’s banking needs and the importance of the relationship with SVB to the Company’s financial foundation.

The risks and uncertainties that could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, failure of SVB to understand and meet the Company’s banking needs; failure of the $15 million dollar line of credit to be available when needed and sufficient to meet the Company’s financial requirements and strengthen the Company’s financial foundation, along with the other risks and uncertainties contained in the Company’s public announcements, reports to stockholders and other documents filed with and furnished to the Securities and Exchange Commission, including the Company’s Registration Statement on Forms S-4 (Registration No. 333-106830), 10-Q and 8-K. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and the Company assumes no obligation to update these forward-looking statements.